Exhibit 10.1(c)

FOURTH AMENDMENT TO THE
CENTURYTEL, INC. RETIREMENT PLAN

As Amended and Restated February 28, 2002

WHEREAS, the CenturyTel, Inc. Retirement Plan ("Plan") was amended and restated effective January 1, 2002; and

WHEREAS, Section 12.2 permits the Board to amend the Plan; and

WHEREAS, at its meeting on November 17, 2005, the Board approved a recommendation from the Compensation Committee that the Plan be amended to increase benefits consistent with the rules of Internal Revenue Code §401(a)(4) and the Treasury Department Regulations promulgated with respect thereto, including, without limitation the provision of a minimum $650 annual benefit obligation to each Participant in the Plan; and

WHEREAS, the executive officers of the Company were authorized and directed by the Board to prepare and execute the Amendments to the various Plans and Trusts and to take all such other actions as they deemed necessary and proper to carry out the recommendations approved in the resolutions.

NOW, THEREFORE, effective November 17, 2005, the Plan is amended as follows:

I.

Add the following at the end of Section 5.7(b):

However, in the event of a reduction of benefit from this Plan, reduction should be in the following sequence: 6.1(a)(i), 6.1(a)(ii), 6.1(a)(iii), 6.1(a)(iv) and 6.1(a)(v).

II.

Add Section 5.8 to read as follows:

5.8  Death Benefit. A Participant’s Beneficiary or a terminated vested Participant's Beneficiary shall be entitled to a benefit calculated in accordance with Section 6.9 if the Participant or the terminated vested Participant dies before his Annuity Starting Date.

III.

Add the following after Section 6.1(a)(ii):

(iii)  For a Participant listed in Appendix I, the amount specified in Appendix I with respect to such Participant.

(iv)  For a Participant listed in Appendix II, the amount specified in Appendix II with respect to such Participant.

(v)  For a Participant listed in Appendix III, the amount specified in Appendix III with respect to such Participant.

IV.

Add Section 6.9 to read as follows:

6.9  Death Benefit. The one-time benefit amount payable to a Participant’s Beneficiary who qualifies for a death benefit under Section 5.8 shall be $500.

V.

Add the following after Section 7.7(d):

(e)  Lump Sum Option for Qualifying Participants.

(i) Right to Lump Sum. Each Qualifying Participant or, in the event of the Qualifying Participant’s death prior to the Qualifying Participant’s Annuity Starting Date, such Qualifying Participant’s surviving Spouse, may elect to have his or her Qualifying Benefit paid as a lump sum as of any Qualifying Distribution Date. Such election shall be made in writing on a form provided by the Committee and must be consented to in writing by the Qualifying Participant’s Spouse, if any. If the Qualifying Participant dies prior to the Qualifying Participant’s Annuity Starting Date without a surviving Spouse, the Qualifying Benefit shall be paid as a lump sum as of the earliest Qualifying Distribution Date to the Participant’s Beneficiary.

(ii) Qualifying Distribution Date. “Qualifying Distribution Date” means the first day of any month beginning after the date the Qualifying Participant attains his Early Retirement Date.

(iii) Qualifying Participant. “Qualifying Participant” means each Participant who is entitled to an Enhanced Annuity as specified in Appendix III.

(iv) Qualifying Benefit. “Qualifying Benefit” means the Participant’s Enhanced Annuity, as described in Appendix III.

(v) Spousal Consent. Spousal consent to a lump sum distribution under this Section 7.7(e) must be provided on a form prescribed by the Committee, acknowledging the effect of the Qualifying Participant’s election of a single sum distribution, signed by the Qualifying Participant and the Qualifying Participant’s Spouse and witnessed by a notary public. Spousal consent will be effective only with respect to the Spouse who signs the consent. The election made by the Qualifying Participant with Spousal consent may be revoked by the Qualifying Participant without Spousal consent at any time prior to the date benefit payments begin. Such revocation shall be effected by written notification to the Committee.

VI.

Add Appendix I to read as follows:

APPENDIX I

SUPPLEMENTAL BENEFIT

The basic benefit of each Participant listed below shall be increased by the amount of the Supplemental Benefit specified below. Each Participant’s Supplemental Benefit is expressed in terms of a monthly benefit at Normal Retirement Age and shall be adjusted for timing and form in the same manner as the benefit under Section 6.1(a) (using the Excess Benefit Percentages in Section 6.2 as applicable).

Personnel Number	Name	Supplemental Benefit

2870	D. Cole	1,409.03
4494	C. Davis	43.70
3277	R. Ewing	1,946.66
5284	S. Goff	112.90
10370	I. Hughes	365.46
10111	M. Maslowski	847.35
2859	G. Post	5,493.04
52726	K. Puckett	1,373.74
54861	K. Victory	137.39

VII.

Add Appendix II to read as follows:

APPENDIX II

SUPPLEMENTAL BENEFIT

The basic benefit of each Participant listed below shall be increased by the amount of the Supplemental Benefit specified below. Each Participant’s Supplemental Benefit is expressed in terms of a monthly benefit at Normal Retirement Age and shall be adjusted for timing and form in the same manner as the benefit under Section 6.1(a) (using the Excess Benefit Percentages in Section 6.2 as applicable).

Personnel Number	Name	Supplemental Benefit

3095	G. Bailey	860.98
2870	D. Cole	6,169.16
4494	C. Davis	534.92
3277	R. Ewing	5,635.05
5284	S. Goff	1,751.26
10370	I. Hughes	3,894.92
10111	M. Maslowski	5,740.44
2859	G. Post	2,654.32
52726	K. Puckett	3,413.60
3189	N. Sweasy	4,881.03

VIII.

Add Appendix III to read as follows:

APPENDIX III

ENHANCED ANNUITY

1. Enhanced Annuity. The basic benefit of each Designated Participant shall be increased by the amount of such Participant’s Enhanced Annuity, which shall equal, as of a Determination Date, the product of (a) the Participant’s Initial Annuity, and (b) the Participant’s Adjustment Factor. Each Participant’s Enhanced Annuity shall be subject to the Participant’s lump sum distribution election as determined under Section 7.7(e). For Enhanced Annuity payments commencing prior to Normal Retirement Age, the amount payable to the Participant shall be adjusted using an early retirement factor equal to the ratio of the Participant’s Determination Annuity Factor to the Participant’s Early Annuity Factor.

2. Definitions. For purposes of this Appendix III (and, unless explicitly made applicable to another Plan Section, only for such purposes), the following terms shall have the stated meanings:

(a) "Adjustment Factor" means the Initial Annuity Factor multiplied by the Interest Adjustment Factor and divided by the Determination Annuity Factor.

(b) “Applicable Mortality Table” means the mortality table prescribed by the Commissioner of Internal Revenue under Section 417(e)(3)(A)(ii)(I) of the Internal Revenue Code.

(c) "Computation Period" means any month during the period after January 2006 and prior to the month in which the Participant’s Distribution Date occurs.

(d) "Determination Age" means the Participant’s attained age, in years and completed months, as of the last day of the Determination Period.

(e) "Determination Annuity Factor" means the deferred annuity factor from Determination Age to Normal Retirement Age (or Determination Age, if greater) calculated based on the Applicable Mortality Table and using the GATT Rate for the Determination Period.

(f) "Determination Date" means the date as of which a Participant’s Enhanced Annuity is being calculated.

(g) "Determination Period" means the Computation Period in which the Determination Date occurs.

(h) "Designated Participant" means a Participant listed in section 3 of this Appendix III.

(i) "Distribution Date" means the date as of which the Participant’s Enhanced Annuity is distributed or commences to be distributed.

(j) "Early Annuity Factor" means the immediate annuity factor applicable at the Participant’s age on his Distribution Date calculated based on the Applicable Mortality Table and using the GATT Rate for the Computation Period that includes the Participant’s Distribution Date.

(k) "Enhanced Annuity Interest Rate" or 'EAIR' means, with respect to each Computation Period, the average monthly yield on 30-year Treasury securities. EAIRn will represent the EAIR for the Computation Period n months after the initial Computation Period (which is denoted as EAIR0).

(l) "GATT Rate" means, with respect to a Computation Period, the average annual yield on 30-year Treasury securities for the September proceeding the first month of the Plan Year in which such Computation Period begins.

(m) "Initial Age" means the Participant’s attained age, in years and completed month, as of the first day of the Initial Computation Period.

(n) "Initial Annuity" means the amount specified next to the Designated Participant’s Social Security number in Section 3 of this Appendix III.

(o) "Initial Annuity Factor" means the deferred annuity factor from Initial Age to Normal Retirement Age (or Initial Age, if greater) calculated based on the Applicable Mortality Table and using the GATT Rate for the Initial Computation Period.

(p) "Initial Computation Period" means the Computation Period beginning January 1, 2006.

(q) "Interest Adjustment Factor" means the following product:
[(1+ EAIR0)*(1+ EAIR1)*…*(1+ EAIRx)]

where EAIRx is EAIR for the Determination Period (x months after the Initial Computation Period).

(r) “Lump Sum Benefit” means an amount equal to the Initial Annuity multiplied by the Adjustment Factor, multiplied by the Determination Annuity Factor.

3. Designated Participant/Initial Annuity:

Personnel Number	Name	Initial Annuity

5284	S. Goff	4,572.41
6289	T. Grigar	874.63
3977	C. Heath	829.20
10370	I. Hughes	2,641.80
3402	N. Moulle'	146.58
7373	J. Osa	143.34
2732	O. Riley	2,185.80
6699	M. Scott	1,503.57
3189	N. Sweasy	636.41
2710	T. Walden	207.96

IN WITNESS WHEREOF, CenturyTel has executed this Amendment on this 29th day of December, 2005.

CENTURYTEL, INC.

By: /s/ R. Stewart Ewing, Jr., R. Stewart Ewing, Jr.,
Executive Vice-President and Chief Financial Officer